UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2018

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.

On April 20, 2018, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months ended March 31, 2018. A copy of the Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share. Management has included in the Financial Results News Release information relating to the annualized return on average tangible equity, annualized return on average tangible assets, tangible equity to tangible assets and tangible book value per share for the three months ended and at March 31, 2018, December 31, 2017 and March 31, 2017. For purposes of calculating the annualized return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill during the applicable period. For the purpose of calculating the annualized return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals total shareholders' equity less goodwill, in each case at period end. Tangible assets equals total assets less goodwill, in each case at period end. For the purpose of calculating tangible book value per share, a non-GAAP financial measure, tangible equity is divided by the number of common shares outstanding at period end. Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance, ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to total shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per share are substitutes for return on average equity, return on average assets, total shareholders' equity to total assets and book value per share, respectively, as determined in accordance with GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by Segment

The table below reflects the net income (loss) by segment for the first quarters of 2018 and 2017 and for the fiscal years ended December 31, 2017 and 2016. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and all other which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q1 2018	Q1 2017	2017	2016
PNB	$26,745	$21,486	$87,315	$84,451
GFSC	57	198	260	(307)
Parent Company	1,465	(1,226)	(2,457)	(4,557)
Ongoing operations	$28,267	$20,458	$85,118	$79,587
SEPH	2,856	(191)	(876)	6,548
Total Park	$31,123	$20,267	$84,242	$86,135

The category “Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of SEPH's nonperforming assets. Management considers the “Ongoing operations” results, which exclude the results of SEPH, to reflect the business of Park and Park's subsidiaries going forward. The discussion below provides additional information regarding the segments that make up the “Ongoing operations”, followed by additional information regarding SEPH.

During the first quarter of 2018, Park adopted ASU 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.  This ASU requires that an employer report the service cost component in the same line item as other compensation costs arising from services rendered by the pertinent employees during the period.  The other components of net benefit cost are required to be presented in the income statement separately from the service cost.  This ASU is required to be applied retrospectively to all periods presented.  As a result of the adoption of this ASU, all prior periods have been recast to separately record the service cost component and other components of net benefit cost.  For Park, this resulted in an increase in other income and an offsetting increase in other expense with no change to net income.

During the first quarter of 2018, Park adopted ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. Changes to the current U.S. GAAP model primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. As a result of the adoption of this ASU, Park recorded an increase of $1.9 million to beginning retained earnings. Additional expense of $244,000, net of tax, was recorded in the first quarter of 2018 as the result of changes to the accounting for equity investments.

The Park National Bank (PNB)

The table below reflects PNB's net income for the first quarters of 2018 and 2017 and for the fiscal years ended December 31, 2017 and 2016.

(In thousands)	Q1 2018	Q1 2017	2017	2016
Net interest income	$61,441	$57,480	$235,243	$227,576
(Recovery of) provision for loan losses	(67)	720	9,898	2,611
Other income	19,915	19,114	82,742	79,959
Other expense	49,001	45,206	185,891	182,718
Income before income taxes	$32,422	$30,668	$122,196	$122,206
Federal income tax expense	5,677	9,182	34,881	37,755
Net income	$26,745	$21,486	$87,315	$84,451

Net interest income of $61.4 million for the three months ended March 31, 2018 represented a $4.0 million, or 6.9%, increase compared to $57.5 million for the three months ended March 31, 2017. The increase was the result of a $3.5 million increase in interest income and a $477,000 decrease in interest expense.
The $3.5 million increase in interest income was due to a $3.0 million increase in interest income on loans, along with a $493,000 increase in interest income on investments. The increase in interest income on loans was the result of a $35.8 million, or 0.7%, increase in average loans from $5.24 billion for the three months ended March 31, 2017, to $5.28 billion for the three months ended March 31, 2018, combined with higher yields on loans. The yield on loans was 4.71% for the three months ended March 31, 2018, compared to 4.53% for the three months ended March 31, 2017. Included in interest income for the three months ended March 31, 2018 and 2017 was $619,000 and $80,000 in interest income, respectively, related to PNB participations in legacy Vision Bank ("Vision") assets.
The $477,000 decrease in interest expense was due to a $2.1 million increase in interest expense on deposits offset by a $2.5 decrease in interest expense on borrowings. The increase in interest expense on deposits was partially the result of a $153.5 million, or 3.7%, increase in average interest-bearing deposits from $4.21 billion for the three months ended March 31, 2017, to $4.36 billion for the three months ended March 31, 2018. Additionally, the cost of deposits increased by 18 basis points from 0.36% for the three months ended March 31, 2017 to 0.54% for the three months ended March 31, 2018. The decrease in interest expense on borrowings was the result of a decrease in long-term debt. During the fourth quarter of 2017, Park utilized excess cash to repay $350 million of long-term debt which matured during November 2017. The effective interest rate on the long-term debt was 3.22%.
The recovery of loan losses of $67,000 for the three months ended March 31, 2018 represented a decrease of $787,000, compared to a provision of loan losses of $720,000 for the three months ended March 31, 2017. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional details regarding the level of the (recovery of) provision for loan losses recognized in each period presented above.
Other income of $19.9 million for the three months ended March 31, 2018 represented an increase of $801,000, or 4.2%, compared to $19.1 million for the three months ended March 31, 2017. The $801,000 increase was primarily related to a $1.5 million increase in gains on sale of OREO, net, a $881,000 increase in fiduciary income, a $351,000 increase in other service income, and a $242,000 increase in check card fee income income, offset by a $2.3 million net loss on sale of securities during the three months ended March 31, 2018 and a $217,000 decrease in service charges on deposit accounts.
Other expense of $49.0 million for the three months ended March 31, 2018 represented an increase of $3.8 million, or 8.4%, compared to $45.2 million for the three months ended March 31, 2017. The $3.8 million increase was primarily related to a $2.3 million increase in salaries expense, a $567,000 increase in employee benefits expense, a $510,000 increase in furniture and equipment expense, a $188,000 increase in non-loan related losses which are included in miscellaneous expense, and a $303,000 increase in occupancy expense, offset by a $259,000 decrease in data processing fees.

Federal income tax expense of $5.7 million for the three months ended March 31, 2018 represented a decrease of $3.5 million compared to $9.2 million for the three months ended March 31, 2017.  The decrease in federal income tax expense was largely due to a decrease in the corporate federal income tax rate from 35% to 21%, effective January 1, 2018.

PNB's results for the first quarters of 2018 and 2017, and for the fiscal year ended December 31, 2017, included income and expense related to participations in legacy Vision assets. The impact of these participations on particular items within PNB's income and expense for these fiscal periods is detailed in the table below:

	1Q 2018			1Q 2017			2017
(In thousands)	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted	PNB as reported	Adjustments (1)	PNB as adjusted
Net interest income	$61,441	$619	$60,822	$57,480	$80	$57,400	$235,243	$233	$235,010
(Recovery of) provision for loan losses	(67)	(5)	(62)	720	(6)	726	9,898	(5)	9,903
Other income	19,915	1,431	18,484	19,114	—	19,114	82,742	244	82,498
Other expense	49,001	37	48,964	45,206	99	45,107	185,891	492	185,399
Income (loss) before income taxes	$32,422	$2,018	$30,404	$30,668	$(13)	$30,681	$122,196	$(10)	$122,206
Federal income tax expense (benefit)	5,677	353	5,324	9,182	(4)	9,186	34,881	(3)	34,884
Net income (loss)	$26,745	$1,665	$25,080	$21,486	$(9)	$21,495	$87,315	$(7)	$87,322
(1) Adjustments consist of the impact on the particular items reported in PNB's income statement of PNB participations in legacy Vision assets.

The table below provides certain balance sheet information and financial ratios for PNB as of or for the three months ended March 31, 2018 and 2017 and the fiscal year ended December 31, 2017.

(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017	% change from 12/31/17	% change from 03/31/17
Loans	$5,274,340	$5,339,255	$5,276,643	(1.22)%	(0.04)%
Allowance for loan losses	46,519	47,607	47,983	(2.29)%	(3.05)%
Net loans	5,227,821	5,291,648	5,228,660	(1.21)%	(0.02)%
Investment securities	1,453,407	1,507,926	1,559,241	(3.62)%	(6.79)%
Total assets	7,455,518	7,467,851	7,667,288	(0.17)%	(2.76)%
Total deposits	6,177,238	5,896,676	6,022,912	4.76%	2.56%
Average assets (1)	7,392,786	7,664,725	7,481,810	(3.55)%	(1.19)%
Efficiency ratio	59.72%	57.56%	58.21%	3.75%	2.59%
Return on average assets (2)	1.47%	1.14%	1.16%	28.95%	26.72%
(1) Average assets for the three months ended March 31, 2018 and 2017 and for the fiscal year ended December 31, 2017.
(2) Annualized for the three months ended March 31, 2018 and 2017.

Loans outstanding at March 31, 2018 were $5.27 billion, compared to $5.34 billion at December 31, 2017, a decrease of $64.9 million, or 1.2%. The loan decline in the first quarter of 2018 resulted from a decline in commercial loan balances of $49.6 million (1.8%), residential loan balances of $14.2 million (1.2%) and home equity line of credit balances of $9.0 million (4.4%), offset by consumer loan growth of $8.3 million (0.7%).

PNB's allowance for loan losses decreased by $1.1 million, or 2.3%, to $46.5 million at March 31, 2018, compared to $47.6 million at December 31, 2017. Net charge-offs were $1.0 million, or 0.08% of total average loans, for the three months ended March 31, 2018. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding PNB's loan portfolio and the level of (recovery of) provision for loan losses recognized in each period presented.

Total deposits at March 31, 2018 were $6.18 billion, compared to $5.90 billion at December 31, 2017, an increase of $280.6 million, or 4.8%. The deposit growth for the three months ended March 31, 2018 consisted of savings deposit growth of $159.7 million (8.5%) and transaction account growth of $126.8 million (10.1%), offset by a reduction in non-interest bearing deposits of $2.2 million (0.1%) and a reduction in time deposits of $3.7 million (0.4%).

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income (loss) for the first quarters of 2018 and 2017 and for the fiscal years ended December 31, 2017 and 2016.

(In thousands)	Q1 2018	Q1 2017	2017	2016
Net interest income	$1,305	$1,478	$5,839	$5,874
Provision for loan losses	503	437	1,917	1,887
Other income	30	16	103	57
Other expense	760	752	3,099	4,515
Income (loss) before income taxes	$72	$305	$926	$(471)
Federal income tax expense (benefit)	15	107	666	(164)
Net income (loss)	$57	$198	$260	$(307)

The table below provides certain balance sheet information and financial ratios for GFSC as of or for the three months ended March 31, 2018 and 2017 and the fiscal year ended December 31, 2017.

(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017	% change from 12/31/17	% change from 3/31/17
Loans	$32,003	$33,385	$34,327	(4.14)%	(6.77)%
Allowance for loan losses	2,450	2,382	1,939	2.85%	26.35%
Net loans	29,553	31,003	32,388	(4.68)%	(8.75)%
Total assets	30,553	32,077	34,574	(4.75)%	(11.63)%
Average assets (1)	31,396	33,509	32,943	(6.31)%	(4.70)%
Return on average assets (2)	0.74%	0.78%	2.44%	(5.13)%	(69.67)%
(1) Average assets for the three months ended March 31, 2018 and 2017 and for the fiscal year ended December 31, 2017.
(2) Annualized for the three months ended March 31, 2018 and 2017.

Park Parent Company

The table below reflects the Park Parent Company net income (loss) for the first quarters of 2018 and 2017 and for the fiscal years ended December 31, 2017 and 2016.

(In thousands)	Q1 2018	Q1 2017	2017	2016
Net interest income (expense)	$227	$(207)	$588	$(138)
Provision for loan losses	—	—	—	—
Other income (loss)	3,371	(204)	3,065	955
Other expense	2,522	2,147	8,805	9,731
Net income (loss) before income tax benefit	$1,076	$(2,558)	$(5,152)	$(8,914)
Federal income tax benefit	(389)	(1,332)	(2,695)	(4,357)
Net income (loss)	$1,465	$(1,226)	$(2,457)	$(4,557)

The net interest income (expense) for Park's parent company included, for all periods presented, interest income on subordinated debt investments in PNB, which were eliminated in the consolidated Park National Corporation totals. For the fiscal year ended December 31, 2016, the net interest income (expense) included interest income on loans to SEPH (paid off on December 14, 2016). Additionally, net interest income (expense) for all periods except the first quarter of 2018, included interest expense related to the $30.00 million of 7% Subordinated Notes due April 20, 2022 issued by Park to accredited investors on April 20, 2012, which Park prepaid in full (principal plus accrued interest) on April 24, 2017.

Other income of $3.4 million for the three months ended March 31, 2018 represented an increase of $3.6 million compared to other loss of $204,000 for the three months ended March 31, 2017. The $3.6 million increase was largely due to a $3.3 million increase in income related to certain equity securities.

Other expense of $2.5 million for the three months ended March 31, 2018 represented an increase of $375,000, or 17.5%, compared to $2.1 million for the three months ended March 31, 2017. The $375,000 increase was primarily related to an increase of $295,000 in salaries expense and an increase of $130,000 in audit and exams expense.

SEPH

The table below reflects SEPH's net income (loss) for the first quarters of 2018 and 2017 and for the fiscal years ended December 31, 2017 and 2016. SEPH holds the remaining assets and liabilities retained by Vision subsequent to the sale of the Vision business on February 16, 2012. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. This segment represents a run-off portfolio of the legacy Vision assets.

(In thousands)	Q1 2018	Q1 2017	2017	2016
Net interest income	$1,877	$201	$2,089	$4,774
Recovery of loan losses	(176)	(281)	(3,258)	(9,599)
Other income	3,587	29	519	3,068
Other expense	2,025	805	5,367	7,367
Income (loss) before income taxes	$3,615	$(294)	$499	$10,074
Federal income tax expense (benefit)	759	(103)	1,375	3,526
Net income (loss)	$2,856	$(191)	$(876)	$6,548

Net interest income increased to $1.9 million for the three months ended March 31, 2018 from $201,000 for the three months ended March 31, 2017. The increase was the result of an increase in interest payments received from SEPH impaired loan relationships.

For the three months ended March 31, 2018, SEPH had net recoveries of loan losses of $176,000, compared to net recoveries of loan losses of $281,000 for the three months ended March 31, 2017.

The $3.6 million increase in other income for the three months ended March 31, 2018, compared to the three months ended March 31, 2017, was primarily the result of a $2.7 million gain on sale of OREO and a $1.0 million increase in loan fee income as a result of payments received from SEPH impaired loan relationships.

The $1.2 million increase in other expense for the three months ended March 31, 2018, compared to the three months ended March 31, 2017, was the result of a $1.2 million increase in management and consulting fees resulting from the collection of payments on certain SEPH impaired loan relationships during the quarter.

Legacy Vision assets at SEPH totaled $5.0 million as of March 31, 2018, compared to $18.8 million at December 31, 2017 and $20.0 million at March 31, 2017. In addition to these SEPH assets, PNB participations in legacy Vision assets totaled $2.9 million at March 31, 2018, compared to $9.0 million at December 31, 2017 and $9.4 million at March 31, 2017.

Park National Corporation

The table below reflects Park's consolidated net income for the first quarters of 2018 and 2017 and for the fiscal years ended December 31, 2017 and 2016.

(In thousands)	Q1 2018	Q1 2017	2017	2016
Net interest income	$64,850	$58,952	$243,759	$238,086
Provision for (recovery of) loan losses	260	876	8,557	(5,101)
Other income	26,903	18,955	86,429	84,039
Other expense	54,308	48,910	203,162	204,331
Income before income taxes	$37,185	$28,121	$118,469	$122,895
Federal income taxes	6,062	7,854	34,227	36,760
Net income	$31,123	$20,267	$84,242	$86,135

Credit Metrics and Provision for (Recovery of) Loan Losses

On a consolidated basis, Park reported a provision for loan losses for the three months ended March 31, 2018 of $260,000, compared to $876,000 for the three months ended March 31, 2017. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q1 2018	Q1 2017	2017	2016
PNB	$(67)	$720	$9,898	$2,611
GFSC	503	437	1,917	1,887
Park Parent	—	—	—	—
Total Ongoing Operations	$436	$1,157	$11,815	$4,498
SEPH	(176)	(281)	(3,258)	(9,599)
Total Park	$260	$876	$8,557	$(5,101)

PNB had net charge-offs of $1.0 million, GFSC had net charge-offs of $434,000, and SEPH had net recoveries of $176,000 for the three months ended March 31, 2018, resulting in net charge-offs of $1.3 million for Park, on a consolidated basis.

The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of March 31, 2018, December 31, 2017 and March 31, 2017.

(In thousands)	3/31/2018	12/31/2017	3/31/2017
Total allowance for loan losses	$48,969	$49,988	$49,922
Specific reserve	1,207	684	1,091
General reserve	$47,762	$49,304	$48,831

Total loans	$5,291,769	$5,361,593	$5,301,520
Impaired commercial loans	50,292	46,242	58,584
Total loans less impaired commercial loans	$5,241,477	$5,315,351	$5,242,936

General reserve as a % of total loans less impaired commercial loans	0.91%	0.93%	0.93%
Note: The table above includes only those loans at PNB and GFSC, as these are the entities that have an allowance for loan loss balance. The table in the "Asset Quality Information" section of the financial information included with the Financial Results News Release, includes all Park loans (including those at SEPH) and thus shows slightly different information.

The allowance for loan losses of $49.0 million at March 31, 2018 represented a $1.0 million, or 2.0%, decrease compared to $50.0 million at December 31, 2017. This decrease was the result of a $1.5 million decrease in general reserves, offset by a $523,000 increase in specific reserves. The decrease in general reserves was largely the result of a decline in loan balances.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a slowing or reversal of the recent economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, resulting in adverse impacts on the demand for loan, deposit and other financial services, delinquencies, defaults and counterparties' ability to meet credit and other obligations; changes in interest rates and prices may adversely impact prepayment penalty income, mortgage banking income, the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins and impact loan demand; changes in consumer spending, borrowing and saving habits, whether due to the newly-enacted tax legislation, changing business and economic conditions, legislative and regulatory initiatives, or other factors; changes in unemployment; changes in customers', suppliers', and other counterparties' performance and creditworthiness; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified bank professionals; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; uncertainty regarding the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including major reform of the regulatory oversight structure of the financial services industry and changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, rent regulation and housing, financial accounting and reporting, environmental protection, insurance, bank products and services, bank capital and liquidity standards, fiduciary standards, securities and other aspects of the financial services industry, specifically the reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the Basel III regulatory capital reforms, as well as regulations already adopted and which may be adopted in the future by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, the OCC, the FDIC, and the Federal Reserve Board, to implement the Dodd-Frank Act's provisions, and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; changes in law and policy accompanying the current presidential administration, including the recently enacted Tax Cuts and Jobs Act, and uncertainty or speculation pending the enactment of such changes; uncertainties in Park's preliminary review of, and additional analysis of, the impact of the Tax Cuts and Jobs Act; the effect of healthcare laws in the United States and potential changes for such laws which may increase our healthcare and other costs and negatively impact our operations and financial results; significant changes in the tax laws, which may adversely affect the fair values of net deferred tax assets and obligations of state and political subdivisions held in Park's investment securities portfolio; the effect of trade, monetary, fiscal and other governmental policies of the U.S. federal government, including money supply and interest rate policies of the Federal Reserve Board; disruption in the liquidity and other functioning of U.S. financial markets; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia; the uncertainty surrounding the actions to be taken to implement the referendum by United Kingdom voters to exit the European Union; our litigation and regulatory compliance exposure, including any adverse developments in legal proceedings or other claims and unfavorable resolution of regulatory and other governmental examinations or other inquiries; the adequacy of our risk management program; the impact of our ability to anticipate and respond to technological changes on our ability to respond to customer needs and meet competitive demands; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems, including as a result of cyber attacks; operational issues stemming from and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems on which Park and our subsidiaries are highly dependent; fraud, scams and schemes of third parties; the impact of widespread natural and other disasters, pandemics, dislocations, civil unrest, terrorist activities or international hostilities on the economy and financial markets generally or on us or our counterparties specifically; demand for loans in the respective market areas served by Park and our subsidiaries; the ability to obtain required governmental and shareholder approvals with respect to, and the ability to complete, the proposed merger transaction involving Park, PNB and NewDominion Bank (the “NewDominion Transaction”) on the proposed terms within the expected timeframe; the risk that the businesses of PNB and NewDominion Bank will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the NewDominion Transaction may not be fully realized within the expected timeframe; revenues following the NewDominion Transaction may be lower than expected; customer and employee relationships and business operations may be disrupted by the NewDominion Transaction; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on April 20, 2018, the Park Board of Directors declared a $0.96 per common share quarterly cash dividend in respect of Park's common shares and a $0.25 per common share special cash dividend in respect of Park's common shares. The dividends are payable on June 8, 2018 to common shareholders of record as of the close of business on May 18, 2018. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividends by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1News Release issued by Park National Corporation on April 20, 2018 addressing financial results for the three months ended March 31, 2018.

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signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 20, 2018	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer